EXHIBIT 4.02


  NUMBER                                                            SHARES
  PS001                       KIDS STUFF, INC.                      5,000,000


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                       SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS



THIS CERTIFIES THAT _______________________________________________IS THE
REGISTERED HOLDER OF ______________________________________________SHARES

             OF SERIES A PREFERRED STOCK WITH A PAR VALUE OF $.001


TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED.

          THIS     SECOND       DAY OF       JANUARY         A.D.  1997
              ------------------      -----------------------        --

                                KIDS STUFF, INC.
                                 CORPORATE SEAL


      WILLIAM MILLER, SECRETARY                    WILLIAM MILLER, PRESIDENT

                               (SEE REVERSE SIDE)

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and may not be sold or transferred unless there is in effect with respect to said shares a registration statement pursuant to the Act and state securities laws, or unless the holder hereof shall have received a written opinion of counsel satisfactory to the holder and the corporation that such sale or transfer is exempt from the registration requirements of the Act and state securities laws.

The Preferred Stock shall be subject to the following terms and conditions:

     (a)  the Stock shall be designated as Series A Preferred Stock;

     (b) the Corporation shall issue and have outstanding 5,000,000 shares of series A Preferred Stock;

     (c) the Series A Preferred Stock has no preferential dividend payment rights and is not participating

     (d)  the Series A Preferred Stock is not subject to redemption;

     (e) in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Series A Preferred Stock has a liquidation preference of $.001;

     (f) the Series A Preferred Stock is not convertible into shares of Common Stock;

     (g) the holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.




FOR VALUE RECEIVED, _______________HEREBY SELL, ASSIGN AND TRANSFER UNTO

_______________________________________________________________________________

_______________________________________________________________________________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

DATED _________________________     ______

     IN PRESENCE OF _________________________________





                                                  [LANDSCAPE]
                            NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.